Exhibit 99.1

Maven to Acquire TheStreet

Third acquisition in 12 months, Maven continues drive to build leading tech and distribution platform for premium, independent media

NEW YORK, June 12, 2019 /BusinessWire/ -- Maven (TheMaven, Inc., OTC: MVEN, maven.io) announced TheStreet, Inc. (Nasdaq: TST, www.t.st) has agreed to be acquired by Maven. A subsidiary of Maven will acquire all of the outstanding common shares of TheStreet for $16.5 million in cash. The transaction is funded through debt financing fully committed by a subsidiary of B Riley Financial, Inc. (Nasdaq: RILY).

This marks Maven’s third acquisition in the last year, advancing its ongoing mission to empower the growing coalition of independent media partners on Maven’s digital distribution and monetization platform which today reaches more than 100 million consumers worldwide.

“This is an important milestone for Maven’s growth strategy,” said Maven CEO James Heckman. “The entire team at TheStreet have built a powerful and important voice delivering market-leading financial insights. By combining our reach, technology, platform and monetization capabilities, we can help amplify their amazing work.”

Joining household brands such as History, Maxim, Yoga Journal, and Ski Magazine, TheStreet’s acquisition is intended to boost Maven’s growing finance network with recognized analysts, premium content, thousands of subscribers, and the industry branding power to facilitate better monetization and distribution for all maven partners.

TheStreet will form the core of a finance vertical that will combine with Maven’s other strategic finance partners operating hyper-focused category destinations, such as long and short equities, bonds, commodities, crypto, macro, taxes, retirement, cybersecurity, and more. TheStreet brings its 20-year editorial tradition, strong subscription platform and valuable membership base to Maven, and will benefit from Maven’s mobile-friendly CMS, social and monetization technology.

Eric Lundberg, CEO and CFO of TheStreet said, “We’re excited to join the Maven family and its coalition of over 270 independent publishers. We’ve seen the power of the Maven platform and are pleased to bring new capabilities to our readers, and our great content to Maven’s existing audience. Together, that kind of scale provides critical mass to propel our growth.”

The combined companies are expected to profitably generate more than $50 million in revenue over the next four quarters. The transaction is expected to close in the third quarter.

About Maven

Maven (maven.io) is a coalition of Mavens, from individual thought-leaders to world-leading independent publishers, operating on a shared digital publishing, advertising, and distribution platform and unified under a single media brand. Based in Seattle, Maven is publicly traded under the ticker symbol MVEN.

About TheStreet, Inc.

TheStreet, Inc. (NASDAQ: TST, www.t.st) is a leading financial news and information provider to investors and institutions worldwide. The Company's flagship brand, TheStreet (www.thestreet.com), has produced unbiased business news and market analysis for individual investors for more than 20 years.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding planned investments in our business and expectations for 2019. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission ("SEC") that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment; our ability to drive revenue, and increase or retain current advertising and subscription revenue; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC's website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contact: Doug Smith, Chief Financial Officer, theMaven, Inc., ir@maven.io